UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 23, 2006

Asbury Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

5511	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, 37th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 885-2500

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 23, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Asbury Automotive Group, Inc. (the “Company”) approved a grant of 195,600 performance share units (the “Performance Awards”) to certain key employees of the Company, including Performance Awards to the following directors and executive officers:

Name	Title	Performance Share Units
Charles R. Oglesby	Senior Vice President and Chief Operating Officer	40,000
Charles B. Tomm	Director, President and Chief Executive Officer of the Company’s Florida Region	20,000
J. Gordon Smith	Senior Vice President and Chief Financial Officer	20,000
Lynne A. Burgess	Vice President, General Counsel and Secretary	5,000
Philip R. Johnson	Vice President, Human Resources	5,000
Brett Hutchinson	Vice President and Controller	2,700

The Performance Awards were granted pursuant to the Company’s 2002 Equity Incentive Plan, as amended (the “Plan”), a copy of which was attached as Appendix C to the Company’s proxy statement dated April 28, 2004, filed with the Securities and Exchange Commission on April 29, 2004.  Each grant of Performance Awards is evidenced by an agreement entered into as of October 23, 2006, between the Company and the award recipient.  A copy of the form of Performance Award agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Each Performance Award provides an opportunity for the award recipient to receive a number of shares of the Company’s common stock based on the Company’s performance during 2006, 2007 and 2008 (the “Performance Cycle”) as measured against objective performance goals related to (1) new vehicle revenue growth, (2) used vehicle revenue growth, (3) finance and insurance revenue growth, (4) fixed operations gross profit and (5) earnings per share.  Each Performance Award sets forth a target number of shares to be granted to the award recipient assuming the performance goals are met at the target level.  The actual number of shares earned by an award recipient may range from 0 to180% of the target number of shares, depending upon achievement of the performance goals during the Performance Cycle.  As such, the number of shares of the Company’s common stock that may be issued as a result of the Performance Awards granted by the Company on October 23, 2006 may range from 0 to 352,080.  The settlement of the Performance Awards will be in shares of the Company’s common stock, except in the event of a change of control, in which case special provisions apply that may result in such Performance Awards being settled in acquiror securities or cash.

On October 23, 2006, the Company’s Board of Directors granted (i) 20,842 shares of non-performance based restricted common stock of the Company, par value $.01 per share (the “Restricted Stock”), to Michael Durham, the non-executive chairman of the Company’s Board of Directors, and (ii) 5,000 shares of Restricted Stock to Kenneth B. Gilman, President and Chief Executive Officer of the Company.  The Restricted Stock grants were made pursuant to the Plan.

One third of the Restricted Stock granted to each of Mr. Durham and Mr. Gilman vested immediately upon issuance.  The balance of the Restricted Stock will vest in two equal annual installments beginning on October 23, 2007.  Any unvested Restricted Stock will carry dividends and voting rights. The Restricted Stock will automatically vest in the event of a Change of Control (as defined in the Plan), or if due to his death or disability, Mr. Durham ceases to serve on the Company’s Board of Directors or Mr.

Gilman ceases to serve as President and Chief Executive Officer of the Company, as the case may be.  Each grant of Restricted Stock will be evidenced by an agreement, a form of which will be attached as an exhibit to the Company’s next quarterly filing on Form 10-Q.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.                             Description

10.1                                                                                                                           Form of Performance Share Unit Award Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: October 25, 2006	By:	/s/ Kenneth B. Gilman
	Name:	Kenneth B. Gilman
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Performance Share Unit Award Agreement